FORM 8-K
                                                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report February 1, 2000

     ANDERSEN GROUP, INC.
 (Exact name of registrant as specified in its charter)

     DELAWARE 0-1460  06-0659863
  (State or other  jurisdiction  Commission File

Number IRS Employer incorporation Identification No.


515 Madison Avenue, New York, NY                                       10022
 (Address of principal executive offices)                             (Zip code)


                                                  (212) 826-8942
                           (Registrants telephone number, including area code)


Item 2. Acquisition or Disposition of Assets.

     On January 25, 2000, the Board of Directors of Andersen Group, Inc. (the Company) voted unanimously to invest up to $4 million in a private placement of Treglos Investments Limited (Treglos), a company formed in Cyprus in which the Company had an existing 50% equity interest prior to the private placement. Prior to the private placement this equity interest and a $500,000 receivable from Treglos had a net recorded value of approximately $84,000. At that time, the primary asset of Treglos was a 6% equity interest in the Institute of Automated Systems (IAS), a Moscow, Russia-based telecommunications company.

     On February 1, 2000, the Company invested a total of $3 million in cash and converted the $500,000 accounts receivable from Treglos into additional shares of Treglos.

     As a result of the Treglos private placement, the Company now directly owns approximately 23% of the outstanding shares of Treglos, but has voting control of Treglos until February 1, 2001 by virtue of irrevocable proxies signed by substantially all the investors of Treglos.

     Oliver R. Grace, Jr. and John S. Grace, both of whom are directors of the Company, each had a direct or indirect ownership interest in Treglos of approximately 22% prior to the private placement. They each indirectly made additional investments in Treglos through the private placement. In addition, Board members Francis E. Baker, James J. Pinto, Louis A. Lubrano and Peter N. Bennett also directly or indirectly invested in the Treglos private placement, as did Andrew M. OShea, the Companys Chief Financial Officer.

     Concurrent with the private placement of its shares, Treglos entered into a general agreement with Moskovskaya Telecommunikatsionnaya Corporatsiya (COMCOR), a Moscow-based telecommunications company, to operate ZAO COMCOR-TV (COMCOR-TV). COMCOR-TV will provide a wide range of telecommunications services, including cable television, high speed internet access, and IP telephony to individual subscribers and businesses throughout the Moscow region. COMCOR-TV is fully licensed and authorized to provide cable TV, Internet and other broadband services for approximately 1.5 million of the 3.4 million homes in Moscow. It also has exclusive access for twenty years to an extensive fiber-optic transportation network known as the Moscow Fiber Optic Network
(MFON), which is owned and operated by COMCOR. The MFON has approximately 3,000km (1,800 miles) of fiber optic cable and provision for more than 192
primary  nodes.  Currently,   COMCOR-TVs  service  can  be  made  available  to
approximately 42,000 homes. Plans call for making COMCOR-TVs service available to an additional 42,000 homes in the next twelve months, and 165,000 more homes in the following twelve months.

     Under the terms of the general agreement, Treglos portion of the initial capitalization of COMCOR-TV includes its shares of IAS and $9 million in cash, with COMCOR contributing licenses and shares of IAS. Treglos and COMCOR are each committed to make future equity contributions totaling approximately $46 million if certain operating performance measures are met. Such contributions may be made in the form of cash, operating equipment or additional shares of IAS, as specified in the general agreement. The Company is not committed to make additional investments into Treglos or COMCOR-TV. If the Company does not make additional investments in Treglos, its investment in Treglos would be diluted. Under the terms of the agreement, Treglos and COMCOR are equal shareholders in COMCOR-TV.

     To create the liquidity required to make this investment, the Company sold substantially all of its portfolio of common stocks of domestic savings banks.

     Forward-Looking  Statement

This report contains forward-looking  statements
which reflect managements current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties which may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Such statements contain a number of risks and uncertainties, including, but not limited to: (i) regulatory changes in the Russian Federation that may affect the cable and telecommunications industries; (ii) changes in economic and political conditions in Russia that could adversely affect the level of demand for cable and telecommunications services; (iii) higher than anticipated start-up costs associated with new business opportunities; (iv) higher than anticipated employee levels, capital expenditures, and operating expenses; (v) consumer acceptance of broadband services, including telephony and data services; (vi) increases in fraudulent activity with respect to broadband services; or (vii) delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations.

 Item 7. Financial Statements and Exhibits.

c) Exhibits.
    99.1 -  Form of Irrevocable Proxy


     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ANDERSEN GROUP, INC.


Date    February 1, 2000                             /s/ Andrew M. O Shea
                                                              Andrew M. O Shea
                                                       Chief Financial Officer





     Exhibit 99.1



                                          IRREVOCABLE PROXY
                   (To be signed by all members of Treglos Investments Limited)

     The undersigned, being a member of Treglos Investments Limited (Treglos), hereby appoints Andersen Group, Inc., a Delaware corporation, as its proxy to vote on all matters requiring action by the members of Treglos. This proxy is given in exchange for good and valuable consideration, is irrevocable, and shall be deemed to be coupled with an interest.

     This proxy shall expire on February 2, 2001.

     This proxy shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this proxy as of the date set forth below.


Date:    ______________, ______

For Individual Members:                     For Members other than Individuals:


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                                                     By:
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                                                     Title:
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